UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2004

VENTURE CATALYST INCORPORATED

(Exact Name of registrant as specified in its charter)

Utah	0-11532	33-0618806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Camino De La Reina, Suite 418 San Diego, California	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 385-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On May 25, 2004, Venture Catalyst Incorporated (“VCAT”), entered into an extension (“Modification No. 2”) of the Amended and Restated Consulting Agreement, dated April 29, 1996, effective March 27, 1996, (the “Consulting Agreement”), as modified on February 17, 1998, (“Modification No. 1”) between VCAT and the Barona Group of Capitan Grande Band of Mission Indians (the “Barona Tribe”). Modification No. 2 is effective April 1, 2004.

Under Modification No. 2, VCAT will be paid a flat monthly fee of $575,000 for consulting services rendered to the Barona Tribe, with an annual cost of living adjustment not to exceed 5%. Fees under the agreement will continue to be subordinated to the terms of the current intercreditor and subordination agreement (the “Subordination Agreement”) relating to the Barona Tribe’s loan agreement facility with Wells Fargo Bank, N.A., which was used to develop the Barona Valley Ranch Resort and Casino on the Barona Reservation. The term of Modification No. 2 is five years with the Barona Tribe having the right to negotiate an additional five year extension.

In connection with Modification No. 2, the Barona Tribe and VCAT unconditionally released each other from all claims or liabilities resulting from the Consulting Agreement and Modification No. 1, including the approximate $3.7 million liability listed on VCAT’s books as “advances of future consulting fees”.

A copy of Modification No. 2 is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Modification No. 2 to Amended and Restated Consulting Agreement between the Barona Band of Mission Indians and Venture Catalyst Incorporated, dated as of May 10, 2004.

99.2	Press Release, dated June 1, 2004, related to Modification No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2004

VENTURE CATALYST INCORPORATED

By:	/s/ Kevin McIntosh

Kevin McIntosh
Senior Vice President, Chief Financial Officer, Secretary and Treasurer